As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-188758-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

Form S-8

Registration Statement No. 333-188758-01

UNDER

THE SECURITIES ACT OF 1933

OVINTIV INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4427672
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

370 17th Street, Suite 1700

Denver, Colorado, 80202

(Address of Principal Executive Offices, Zip Code)

Ovintiv U.S. Retirement Plan

(f/k/a the Encana (USA) 401(k) Plan)

(Full title of the Plan)

Meghan N. Eilers

Executive Vice-President, Midstream & Marketing & General Counsel

370 17th Street, Suite 1700

Denver, Colorado, 80202

(303) 623 - 2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Krista Hanvey

Cynthia M. Mabry

Gibson, Dunn & Crutcher LLP

811 Main St., Suite 3000

Houston, Texas 77002-4995

(346) 718-6614

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

Ovintiv Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 2 (the “Amendment”) to the below listed Registration Statement on Form S-8 (the “Prior Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) in order to terminate all offerings under the Prior Registration Statement and to deregister any and all shares of the Registrant’s Common Stock, par value $0.01 per share (“Common Stock”) and any and all plan interests, previously registered that remain unsold or unissued thereunder as of the date hereof:

•

Registration Statement on Form S-8 (No. 333-188758), filed with the SEC on May 22, 2013), as amended by Post-Effective Amendment No. 1 thereto, registering 5,000,000 shares of Common Stock and an indeterminate number of plan interests issuable by the Registrant under the Ovintiv U.S. Retirement Plan (f/k/a the Encana (USA) 401(k) Plan).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 26th day of February, 2026.

OVINTIV INC.

By:	/s/ Brendan M. McCracken
Name:	Brendan M. McCracken
Title:	President & Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign Post-Effective Amendment No. 2 to the Prior Registration Statement.